UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2009

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA	19056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2009, StoneMor Partners L.P. (the “Company”) entered into the Second Amendment to Amended and Restated Credit Agreement by and among the Company, StoneMor GP LLC (“StoneMor GP”), StoneMor Operating LLC (the “Operating Company”), certain subsidiaries of the Operating Company, the lenders, and Bank of America, N.A., as Administrative Agent (the “Second Amendment”). In connection with the Second Amendment, on April 30, 2009, the Company also entered into the Second Amendment to Amended and Restated Note Purchase Agreement by and among the Company, StoneMor GP, the Operating Company, certain subsidiaries of the Company and the noteholders (the “Second Amendment to NPA”).

The following is a summary of the material provisions of the foregoing agreements. This summary is qualified in its entirety by reference to the Second Amendment and the Second Amendment to NPA, which are incorporated by reference in their entirety herein and copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Second Amendment and Second Amendment to NPA or the Credit Agreement and the Note Purchase Agreement, as applicable.

Credit Agreement

The Second Amendment amended certain terms of the Amended and Restated Credit Agreement, dated August 15, 2007 (the “A&R Credit Agreement”), as amended by the First Amendment to Amended and Restated Credit Agreement dated November 2, 2007 (together with the A&R Credit Agreement, the “Credit Agreement”). The Credit Agreement provided for a $65,000,000 senior secured credit facility consisting of a $25,000,000 Revolving Credit Facility and $40,000,000 Acquisition Facility.

The Second Amendment amended the Credit Agreement to, among other matters, increase (i) the Revolving Credit Facility to a maximum aggregate principal amount of $35,000,000, with the ability to request further increases in a maximum aggregate principal amount of $10,000,000, and (ii) the Acquisition Facility to a maximum aggregate principal amount of $102,850,000, with the ability to request further increases in a maximum aggregate principal amount of $57,000,000, subject to a minimum increase amount of $5,000,000.

Under the Credit Agreement, the interest rate on Base Rate Loans and Eurodollar Rate Loans is calculated based on the Base Rate or Eurodollar, as applicable, plus the Applicable Rate. The Second Amendment amended the definitions of the Base Rate, Eurodollar Rate and Applicable Rate. The definition of the Base Rate was amended to mean the rate per annum equal to the highest of: (i) the Prime Rate, (ii) the sum of 0.5% plus the Federal Funds Rate and (iii) except during a period when the Eurodollar cannot be determined, the Eurodollar Rate plus 1.00%. Under the Second Amendment, with respect to a Eurodollar Rate Loan, the Eurodollar Rate means the rate per annum equal to the greater of: (i) the British Bankers Association LIBOR Rate (“BBA Libor”) or, if such rate is not available, the rate determined by Bank of America, N.A., as the administrative agent, subject to certain conditions, and (ii) 2.00%. With respect to a Base Rate Loan, the Eurodollar Rate means the BBA Libor or, if such rate is not available, the rate determined by Bank of America, N.A., subject to certain conditions.

The Applicable Rate on Eurodollar Rate Loans and Letter of Credit Fees was increased to a percentage per annum ranging from 3.25% to 4.25% and the Applicable Rate on Base Rate

Loans was increased to a range from 2.25% to 3.25%, based on the Company’s Consolidated Leverage Ratio. The Commitment Fee Rate was increased to a range of 0.500% to 0.750%, based on the Company’s Consolidated Leverage Ratio.

The Second Amendment amended financial covenants under the Credit Agreement as follows: (i) for any most recently completed four fiscal quarters, Consolidated EBITDA shall not be less than the sum of $39,000,000 plus 80% of the aggregate of all Consolidated EBITDA for each Permitted Acquisition completed after April 30, 2009; (ii) for any most recently completed four fiscal quarters ending during the following years, Consolidated Fixed Charge Coverage Ratio shall not be less than 1.15x in 2009 through 2011 and 1.20x in 2012 and thereafter; (iii) for any most recently completed four fiscal quarters through and including March 31, 2010, Consolidated Leverage Ratio shall not be greater than 3.75 to 1.0, and for any period of most recently completed four fiscal quarters ending thereafter, 3.50 to 1.0; and (iv) for any most recently completed four fiscal quarters ending during the following years, the Maintenance Capital Expenditures shall not exceed $4,200,000 in 2009 through 2010, $4,600,000 in 2011 and $5,200,000 in 2012 and thereafter. The Second Amendment also included various representations and other provisions customary for the transaction of this nature as well as certain conforming changes to the Credit Agreement.

In connection with the Second Amendment, the Company borrowed $63,000,000 under the new Acquisition Facility commitments, which, together with the $17,000,000 of the existing availability under the Acquisition Facility, were used to repay $80,000,000 under the 7.66% Senior Secured Series A Notes due September 20, 2009 (“Series A Notes”). In addition, the Company borrowed $5,400,000 under the Revolving Credit Facility, which was used to pay the accrued interest on the Series A Notes, fees to Bank of America, N.A., amendment fees to noteholders under the Second Amendment to NPA as well as various other fees and costs incurred in connection with these transactions.

Note Purchase Agreement

The Second Amendment to NPA amended certain terms of the Amended and Restated Note Purchase Agreement, dated August 15, 2007 (the “A&R NPA”), as amended by the First Amendment to Amended and Restated Note Purchase Agreement, dated November 2, 2007 (together with the A&R NPA, the “Note Purchase Agreement”). The Note Purchase Agreement provided for the issuance of the Series A Notes in the aggregate principal amount of $80,000,000, 9.34% Series B Senior Secured Notes due August 15, 2012 in the aggregate principal amount of $35,000,000 (the “Existing Series B Notes”), the 9.09% Senior Secured Series C Notes due December 21, 2012 in the aggregate principal amount of $17,500,000 (the “Existing Series C Notes”) and authorized the issuance of up to $150,000,000 aggregate principal amount of Shelf Notes.

The Second Amendment to NPA amended the Note Purchase Agreement to, among other matters, amend and restate the Existing Series B Notes and the Existing Series C Notes. The Existing Series B Notes were amended to increase the interest rate to 11.00% (the “Series B Notes”). The Existing Series C Notes were amended not only to increase the interest rate to 11.00%, but also to change the maturity date from December 21, 2012 to August 15, 2012 (the “Series C Notes”). Under the Second Amendment to NPA, the interest rate on the Series B Notes and Series C Notes will be increased by 1.5% per annum during any period in which any holder of Shelf Notes is required to maintain, in respect of the Shelf Notes, reserves in excess of 3.4% of the principal amount of the Shelf Notes held by such holder, as a result of a decision of an insurance regulatory authority having responsibility for valuation of insurance company assets.

Under the Second Amendment to NPA, the Company is permitted to incur indebtedness pursuant to the Credit Agreement Documents not greater than $137,850,000, consisting of an Acquisition Facility not to exceed $102,850,000 and a Revolving Facility not to exceed $35,000,000, provided that the Aggregate Credit Facility Cap will be deemed increased up to $180,000,000 and the Acquisition Facility Cap increased up to $145,000,000 if the Company obtains commitments from additional lenders for up to $42,150,000 within 120 days of April 30, 2009. The Aggregate Credit Facility Cap may be increased up to $205,000,000, with the Acquisition Facility Cap to be increased up to $160,000,000 and the Revolving Credit Facility Cap to be increased up to $45,000,000 with the approval of the holders of at least a majority principal amount of the Shelf Notes, which shall not be unreasonably withheld.

The Second Amendment to NPA included changes to the financial covenants that were similar to changes to the financial covenants under the Second Amendment as described above.

The Second Amendment to NPA also included various representations and other provisions customary for the transaction of this nature as well as certain conforming changes to the definitions, schedules and exhibits of the Note Purchase Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2009, the Company entered into the Second Amendment and the Second Amendment to NPA, the terms of which are described in Item 1.01 above, which description is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Credit Agreement, dated April 30, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.2	Second Amendment to Amended and Restated Note Purchase Agreement, dated April 30, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

Date: May 6, 2009	By:	StoneMor GP LLC
its general partner

	By:	/s/ William R. Shane
	Name:	William R. Shane
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Credit Agreement, dated April 30, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.2	Second Amendment to Amended and Restated Note Purchase Agreement, dated April 30, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.